Oatley & Hansen
                A Professional Corporation of CPAs
                6061 South Willow Drive, Suite 230
                Greenwood Village, Colorado 80111
               (303) 770-8383 * Fax (303) 721-6923




March 22, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Golden Eagle International, Inc.(copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 22, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/
Oatley, Bystrom & Hansen, P.C.